UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 13, 2014
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
QEP Resources, Inc. (the "Company") held its Annual Meeting on May 13, 2014. At the meeting shareholders voted on the election of three directors to serve three-year terms and on several proposals. The voting results were as follows:

1.	Director Elections: Voting results on the election of three directors to hold office until the annual meeting in 2017:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert F. Heinemann	138,252,729	4,171,351	14,737,434
Robert E. McKee	137,783,581	4,640,499	14,737,434
David A. Trice	137,863,448	4,560,632	14,737,434

2.	Executive Compensation: Results of an advisory vote to ratify the Company's executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,520,484	6,767,861	3,135,735	14,737,434

3.	Auditor: Voting results on a proposal to ratify the selection of Pricewaterhouse Coopers as the Company's independent auditor:

Votes For	Votes Against	Abstentions
155,988,721	984,853	187,940

4.	Advisory Shareholder Declassification Proposal: Voting results on an advisory shareholder proposal to declassify the Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
140,791,448	1,125,834	506,798	14,737,434

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
 (Registrant)

May 14, 2014

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer